Exhibit 4.01

CLASS A

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

SHARES

See reverse for certain definitions

THIS CERTIFIES	CUSIP 904311 10 7
THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK,
PAR VALUE $.0003 1/3 PER SHARE, OF

Under Armour, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter of the Corporation, to all of which the holder of this certificate by acceptance hereof expressly assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                Dated

UNDER ARMOUR, INC.	/s/ J. SCOTT PLANK	/s/ KEVIN A. PLANK
CORPORATE	J. SCOTT PLANK	KEVIN A. PLANK
SEAL	SECRETARY	PRESIDENT AND CHIEF EXECUTIVE OFFICER
MARYLAND

COUNTERSIGNED AND REGISTERED:

WACHOVIA BANK,N.A.

(Charlotte, NC)

TRANSFER AGENT AND REGISTRAR BY:

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: DENISE LITTLE: 931-490-1706
711 ARMSTRONG LANE	PROOF OF NOVEMBER 14, 2005
COLUMBIA, TENNESSEE 38401	UNDER ARMOUR, INC.
(931) 388-3003	TSB 21799_FACE LOT 1
SALES: CHARLES SHARKEY: 302-731-7088	OPERATOR: TERESA
ETHER 7 / LIVE JOBS / U / UNDER / 21799 FACE_LOT 1	REV.1

COLORS SELECTED FOR PRINTING: Logo is a vector image, prints in black. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:

___ OK AS IS     ___OK WITH CHANGES     ___MAKE CHANGES AND SEND ANOTHER PROOF

The Corporation currently has authorized for issuance Class A Common Stock and Class B Common Stock and is also authorized to issue additional classes or series of Common Stock or Preferred Stock on such terms as shall be determined by the Board of Directors. The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class or series that the corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series of stock to the extent that they have been set.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT—		Custodian		UNIF TRANS MIN ACT—		Custodian
			(Cust)		(Minor)		(Cust)		(Minor)
TEN ENT	— as tenants by the entireties
JT TEN	— as joint tenants with right		under Uniform Gifts to Minors			under Uniform Transfers to Minors
	of survivorship and not as tenants in common		Act
Act
				(State)				(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee of the Capital Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

___________________________________________________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

X __________________________________________

X __________________________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

__________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C.RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: DENISE LITTLE: 931-490-1706
711 ARMSTRONG LANE	PROOF OF NOVEMBER 14, 2005
COLUMBIA, TENNESSEE 38401	UNDER ARMOUR, INC.
(931) 388-3003	TSB 21799 BACK_LOT 1
SALES: CHARLES SHARKEY: 302-731-7088	OPERATOR: TERESA
ETHER 7 / LIVE JOBS / U / UNDER / 21799 BACK_LOT 1	REV.1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:

___ OK AS IS     ___OK WITH CHANGES     ___MAKE CHANGES AND SEND ANOTHER PROOF

NOTE:TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.